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                                                                   Exhibit 11(b)

                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the post-effective Amendment No. 37 to the Registration Statement on Form N-1A, File No. 33-13283, filed under the Securities Act of 1933, as amended, and Amendment No. 39 to the Registration Statement on Form N-1A, File No. 811-5105, filed under the Investment Company Act of 1940, as amended, of the Parkstone Group of Funds.


Bloomfield Hills, Michigan                      HOWARD & HOWARD ATTORNEYS, P.C.
October 5, 1997


                                                By: /s/ Melanie Mayo West
                                                   ----------------------------
                                                        Melanie Mayo West